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Exhibit 5

[KIRKLAND & ELLIS LETTERHEAD]

March 28, 2003

Aksys, Ltd.
Two Marriott Drive
Lincolnshire, Illinois 60069

Re: Registration of Securities on Form S-3

Ladies and Gentlemen:

        We are acting as special counsel to Aksys Ltd., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of $60,000,000 aggregate offering price of the Company's (i) Common Stock, par value $0.01 per share (the "Common Stock"), (ii) Preferred Stock, par value $0.01 per share (the "Preferred Stock"), (iii) debt securities (the "Debt Securities"), (iv) warrants to purchase shares of Common Stock (the "Common Stock Warrants"), (v) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants") and (vi) warrants to purchase debt securities (the "Debt Warrants," together with the Common Stock, the Preferred Stock, the Debt Securities, the Common Stock Warrants and the Preferred Stock Warrants, the "Securities"), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on October 15, 2002 under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, the "Registration Statement").

        The Securities may be sold separately or as units with other Securities. The amounts, prices, and other specific terms of the Securities offered and sold under the Registration Statement will be set forth in the prospectus constituting a part of the Registration Statement and in one or more supplements to such prospectus (collectively, the "Prospectus").

        The Debt Securities are to be issued under one or more indentures between the Company and a trustee to be named.

        The terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken (the "Corporate Proceeding") in connection with the issuance of the Securities.

        We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the Corporate Proceedings of the Company and (iii) the Registration Statement and exhibits thereto.

        For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

        Based upon and subject to the qualifications, assumptions and limitations set forth in this letter, we are of the opinion that:

          1.    The Company is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

          2.    When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Common Stock shall have been issued as described in the Prospectus and in accordance with the resolutions of the Company's Board of Directors (or authorized committee thereof) authorizing the foregoing and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (iii) appropriate certificates representing the shares of Common Stock are duly executed by the Company and countersigned by the transfer agent and delivered to the purchasers against payment of the agreed consideration, the Common Stock when issued will be validly issued, fully paid and non-assessable.

          3.    When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Preferred Stock shall have been issued in the form and containing the terms described in the Prospectus and the resolutions of the Company's Board of Directors (or authorized committee thereof) authorizing the foregoing and establishing the terms of the respective series of Preferred Stock and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) appropriate certificates representing the Preferred Stock are duly executed and countersigned by the transfer agent and delivered to the purchasers against payment of the agreed consideration, and (iv) a certificate of designation for the respective series of Preferred Stock is filed with the Delaware Secretary of State, the Preferred Stock when issued will be validly issued, fully paid and non-assessable.

          4.    When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the indenture shall have been duly executed and qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) any necessary supplemental indenture or amendment to the indenture shall have been duly approved by appropriate Corporate Proceedings by the Company and such supplemental indenture or amendment shall have been duly executed by the Company, (iv) the Debt Securities shall have been issued in the form and containing the terms described in the Prospectus, the indenture (and any supplemental indenture or amendment thereto) applicable thereto and the resolutions of the Company's Board of Directors (or authorized committee thereof) authorizing the foregoing and establishing the terms of the respective series of Debt Securities and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (v) the Debt Securities have been duly executed by the Company and duly authenticated by the trustee and delivered to the purchasers against payment of the agreed consideration, the Debt Securities when issued will be validly issued.

          5.    When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Common Stock Warrants shall have been issued in the form and containing the terms described in the Prospectus and the resolutions of the Company's Board of Directors (or authorized committee thereof) authorizing the foregoing and establishing the terms of the Common Stock Warrants and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the respective agreements for the common stock warrants are duly executed in the form and containing the terms authorized by the resolutions of the Company's Board of Directors with respect thereto, and (iv) the respective agreements and/or certificates representing the Common Stock Warrants are duly executed by the Company and countersigned by the applicable warrant agent and delivered to the purchasers against payment of the agreed consideration, the Common Stock Warrants when issued will be validly issued.

          6.    When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Preferred Stock Warrants shall have been issued in the form and containing the terms described in the Prospectus and the resolutions of the Company's

  Board of Directors (or authorized committee thereof) authorizing the foregoing and establishing the terms of the Preferred Stock Warrants and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the respective agreements for the Preferred Stock Warrants are duly executed in the form and containing the terms authorized by the resolutions of the Company's Board of Directors with respect thereto, and (iv) the respective agreements and/or certificates representing the Preferred Stock Warrants are duly executed by the Company and countersigned by the applicable warrant agent and delivered to the purchasers against payment of the agreed consideration, the Preferred Stock Warrants when issued will be validly issued.

          7.    When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Debt Warrants shall have been issued in the form and containing the terms described in the Prospectus and the resolutions of the Company's Board of Directors (or authorized committee thereof) authorizing the foregoing and establishing the terms of the Debt Warrants and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the respective agreements for the Debt Warrants are duly executed in the form and containing the terms authorized by the resolutions of the Company's Board of Directors with respect thereto, and (iv) the respective agreements and/or certificates representing the Debt Warrants are duly executed by the Company and countersigned by the applicable warrant agent and delivered to the purchasers against payment of the agreed consideration, the Debt Warrants when issued will be validly issued.

        The foregoing opinions assume that (i) the consideration designated in the applicable Corporate Proceeding for any Common Stock, Preferred Stock, Debt Securities, Common Stock Warrant, Preferred Stock Warrant or Debt Warrant shall have been received by the Company, (ii) the indenture with respect to any Debt Securities shall have been duly authorized, executed and delivered by the parties thereto other than the Company, (iii) the Registration Statement shall have become effective under the Securities Act and (iv) the indenture with respect to any Debt Securities shall have become duly qualified under the Trust Indenture Act of 1939, as amended.

        Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware, including the applicable provisions of the Constitution of the State of Delaware and the reported judicial opinions interpreting such laws, or the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. For purposes of the opinions in paragraph 1, we have relied exclusively upon a recent certificate issued by the Delaware Secretary of State, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. We have assumed without investigation that there has been no relevant change or development between the date of such certificate and the date of this letter.

        We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Securities.

        This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks as of the effective date of the Registration Statement. We assume no obligation to revise or supplement this opinion should the present laws of the State of New

York, the General Corporation Law of the State of Delaware or the federal laws of the United States be changed by legislative action, judicial decision or otherwise.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

Very truly yours,
/s/ Kirkland & Ellis KIRKLAND & ELLIS

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  Exhibit 5